                                                                    EXHIBIT 99.1




          Agreement Regarding Disclosure of Long-Term Debt Instruments

         In reliance upon Item 601(b) (4) (iii) (A), of Regulation S-K, Apartment Investment and Management Company, a Maryland corporation (the "Company") has not filed as an exhibit to its Quarterly Report on Form 10-Q for the quarterly period ending March 31, 1999, any instrument with respect to long-term debt not being registered where the total amount of securities authorized thereunder does not exceed 10 percent of the total assets of the Company and its subsidiaries on a consolidated basis. Pursuant to Item 601(b)
(4) (iii) (A), of Regulation S-K, the Company hereby agrees to furnish a copy of any such agreement to the Securities Exchange Commission upon request.

                                                  APARTMENT INVESTMENT AND
                                                  MANAGEMENT COMPANY



                                                  By:  /s/  PETER KOMPANIEZ
                                                      ------------------------
                                                            Peter Kompaniez
                                                               President